UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Concur Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

SAP SE and subsidiaries
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Filed by SAP SE and subsidiaries

Pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934

Subject Company: Concur Technologies, Inc.

Commission File No.: 000-25137

FAQ FOR ARIBA/TOD/FIELDGLASS

SAP’S ACQUISITION OF CONCUR TECHNOLOGIES, INC.

Is SAP’s acquisition of Concur an indication that we aren’t meeting the company’s goals? (TOD)

No, quite the contrary. The acquisition of Concur is a bold move to expand into the Cloud Travel & Expense segment and extend SAP’s Business Network. This is consistent with SAP’s strategy, and responds to customer demand for solutions that simplify business processes by connecting businesses. With Concur, SAP can now address annual corporate travel spend of $1.2 trillion worldwide. This is a growth story and we need you more than ever to help the Business Network reach its full potential.

How does this affect SAP’s Travel On Demand solution?

We expect to bring the combined strengths of SAP and Concur to bear for our customers to deliver an unparalleled travel management experience to our customers. As it is still early days and the transaction is not expected to close until Q4 2014 or Q1 2015 subject to regulatory approvals, it will be business as usual for our customers in the near term. We will have more to say about the solution portfolio after the close of the transaction where we expect our customers to derive even more business value.

What will happen to me and my team? Will I lose my job?

Concur is growing very quickly and we need to help them operate in the SAP environment. We therefore need to leverage people with an understanding of SAP. The current Travel On Demand colleagues, for instance, are key enablers with expertise in the travel and expense management space and an understanding of SAP. We hope that our SAP colleagues will embrace expanding our presence into this space and help those at Concur integrate its solutions into SAP and continue to grow for the future.

Do we still have a role to play once Concur joins SAP?

Yes. We need people who operate in the Cloud, in the Network and in Travel and Expense Management. Your role will be very important to ensure Concur can work and grow in the SAP context.

How will reporting lines work? Will we have to report into the Concur team?

This is a very important question that needs to be thoughtfully worked out and will be our top priority. Executives from both companies will work on the exact org structure and we will let you know once that structure has been determined. For now the Concur team will report as a whole to the Office of the CEO.

What do we say to Ariba Network customers?

SAP is fully committed to the vision of Business Networks and building out a Network of Networks for our customers. Ariba is fundamental to achieving this goal. With Concur we are expanding our business network strategy and are now able to address the corporate travel spend category. Our existing Ariba customers will continue to greatly benefit from our Ariba solution and can further accelerate the benefits by expanding to Fieldglass and Concur solutions that help capture additional spend categories for the enterprise.

What do we say to TOD customers?

A communication was sent to all GCO and three resources are available: 1) a customer letter for account executives to send to their SAP T&E customers as needed; 2) top five FAQs; 3) an email account, SAP Global Customer Operations Leadership, for all your urgent customer-related questions.

Will our executives continue to lead our teams?

Our immediate focus after transaction close will be to maintain continuity and stability. While the Business Network expansion will lead to even more opportunities and gain more scale, this approach will require all our executives to be on board to execute. Each constituent group has a different role and therefore leadership within each group will need to continue. Details of any org changes will need to be thoughtfully considered and we will keep you abreast of any changes that may take place. In the meantime, we need to maintain a ‘business as usual’ approach and continue to execute on our immediate goals.

When can we meet our Concur colleagues?

We must maintain a “business as usual” approach until we receive the necessary regulatory approvals to proceed. There should be no contact or coordination with Concur employees until the process formally concludes and the acquisition closes, which we expect will be sometime during Q4 2014 or Q1 2015 (with the exception of the SAP Post-Merger Integration Team).

Is it possible for me to move over to work on Concur projects?

It’s important we provide opportunities for everyone and this may indeed happen in the future but we’ll be able to answer how you can contribute to Concur after transaction closes.

When will the acquisition close?

We expect sometime during Q4 2014 or Q1 2015 pending regulatory approvals. The regulators are in control of this schedule, not SAP, nor Concur.

What is the integration timeline?

Between announcement of the acquisition and transaction close, we expect to begin working with Concur on integration planning (in a small team, subject to regulatory restrictions). Representatives from both SAP and Concur will come together to evaluate how best to bring Concur into SAP and how to bring the best set of travel and expense management solutions to market.

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this document include statements concerning the parties’ ability to complete the transaction, the expected closing date of the transaction, and the expected benefits and synergies of the transaction. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These potential risks and uncertainties include, among others, uncertainties as to the timing of the acquisition; the satisfaction of closing conditions, including the receipt of Concur stockholder approval and regulatory approvals; the failure to retain key Concur employees, contracts or benefits; the failure to achieve expected synergies and other benefits; customer and partner uncertainty regarding the anticipated benefits of the transaction; whether certain industry segments will grow as anticipated; the competitive environment among participants in cloud technologies; and other risks detailed in SAP’s and Concur’s filings with the U.S. Securities and Exchange Commission (“SEC”), including SAP’s most recent Annual Report on Form 20-F and Concur’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. SAP undertakes no obligation to publicly update or revise any forward-looking statements.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Concur will file a proxy statement with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement will be sent or given to the stockholders of Concur and will contain important information about the proposed merger and related matters. Concur’s stockholders are urged to read the definitive proxy statement carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. Additionally, Concur and SAP will file other relevant materials in connection with the proposed acquisition of Concur by SAP pursuant to the terms of an Agreement and Plan of Merger by and among SAP America, Congress Acquisition Corp., a wholly owned subsidiary of SAP America, and Concur. SAP, Concur and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Concur stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F, and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Concur’s participants in the solicitation, which may, in some cases, be different than those of Concur’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

The materials to be filed by SAP and Concur with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Concur by contacting Concur Investor Relations by email at todd.friedman@Concur.com.